AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2009

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEWSTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2157878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2006 Incentive Plan

(Full title of the plan)

John K. Bray

Chief Financial Officer

NewStar Financial, Inc.

500 Boylston Street, Suite 1600

Boston, Massachusetts 02116

(Name and address of agent for service)

(617) 848-2500

(Telephone number, including area code, of agent for service)

Copy to:

Stacie S. Aarestad, Esq.

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐         Accelerated filer ☒         Non-accelerated filer ☐         Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.01 par value per share	4,553,030 shares	$2.26	$10,289,847.80	$574.18

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant’s common stock on May 13, 2009 as reported on The Nasdaq Global Market.
(3)	This Registration Statement registers an additional 4,553,030 shares issuable under our Amended and Restated 2006 Incentive Plan (the “2006 Plan”). We have previously registered 2,346,970 shares issuable under the 2006 Plan under Registration No. 333-139331.

STATEMENT REGARDING INCORPORATION BY REFERENCE

FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our Amended and Restated 2006 Incentive Plan (the “2006 Plan”) is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statement we filed on Form S-8 (File No. 333-139331) with the Securities and Exchange Commission on December 14, 2006 in its entirety and including exhibits thereto, relating to the registration of 2,346,970 shares of our Common Stock, $0.01 par value per share, respectively, authorized for issuance under the 2006 Plan. This Registration Statement provides for the registration of an additional 4,553,030 shares of our Common Stock authorized for issuance under the 2006 Plan pursuant to an amendment to the 2006 Plan adopted by our stockholders on January 28, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on May 15, 2009.

NEWSTAR FINANCIAL, INC.

By:	/s/ John K. Bray
John K. Bray Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NewStar Financial, Inc., hereby severally constitute and appoint Timothy J. Conway and John K. Bray, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable NewStar Financial, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Timothy J. Conway Timothy J. Conway	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 13, 2009

/s/ John K. Bray John K. Bray	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2009

/s/ Charles N. Bralver Charles N. Bralver	Director	May 13, 2009

/s/ T. Kimball Brooker, Jr. T. Kimball Brooker, Jr.	Director	May 13, 2009

/s/ Bradley E. Cooper Bradley E. Cooper	Director	May 13, 2009

/s/ Brian L.P. Fallon Brian L.P. Fallon	Director	May 13, 2009

/s/ Frank R. Noonan Frank R. Noonan	Director	May 13, 2009

/s/ Maureen P. O’Hara Maureen P. O’Hara	Director	May 13, 2009

/s/ Peter A. Schmidt-Fellner Peter A. Schmidt-Fellner	Chief Investment Officer and Director	May 13, 2009

/s/ Richard E. Thornburgh Richard E. Thornburgh	Director	May 13, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company. Previously filed as Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33211) filed on April 2, 2007 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33211) filed on April 2, 2007 and incorporated herein by reference.

4.3	Stockholders’ Agreement, dated as of June 18, 2004, among the Company (f/k/a Novus Capital, Inc.) and the Stockholders party thereto. Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-137513) filed on September 21, 2006, and incorporated herein by reference.

4.4	First Amendment to Stockholders’ Agreement, dated as of August 22, 2005, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004. Previously filed as Exhibit 4(a)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33211) filed on April 2, 2007 and incorporated herein by reference.

4.5	Second Amendment to Stockholders’ Agreement, dated as of June 5, 2006, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004. Previously filed as Exhibit 4(a)(2) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33211) filed on April 2, 2007 and incorporated herein by reference.

4.6	Third Amendment to Stockholders’ Agreement, dated as of December 12, 2006, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004. Previously filed as Exhibit 4(a)(3) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-33211) filed on April 2, 2007 and incorporated herein by reference.

4.7	Fourth Amendment to Stockholders’ Agreement, dated as of March 26, 2007, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004. Previously filed as Exhibit 4(a)(4) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-33211) filed on March 10, 2008 and incorporated herein by reference.

4.8	Form of Common Stock Certificate. Previously filed as Exhibit 4.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-137513) filed on November 30, 2006 and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).